Exhibit 10.26
SIRIUS XM HOLDINGS INC.
2015 LONG-TERM STOCK INCENTIVE PLAN
SVP STOCK OPTION AGREEMENT
2016 COMPENSATION AWARD

This STOCK OPTION AGREEMENT (this “Agreement”), dated as of __________, 2016 (the “Date of Grant”), is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and ___________ (the “Employee”).

1.    Grant of Option; Vesting. (a) Subject to the terms and conditions of this Agreement and the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”), the Company hereby grants to the Employee the right and option (this “Option”) to purchase up to_________ shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a price per share of _______ (the “Exercise Price”) the closing price of such common stock on the Nasdaq Global Select Market on the Date of Grant. This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended. In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan.
(b) Subject to the terms and conditions of this Agreement and/or the Plan, this Option shall vest and become exercisable with respect to approximately one-third (1/3) of the Shares granted to the Employee under this Agreement on each of the first (1st), second (2nd), and third (3rd) anniversaries of the Date of Grant (or if such date is not a business day, then on the next succeeding business day); provided that no Shares shall vest on any anniversary (or on any succeeding business day) if the Employee is not providing services to Sirius XM Radio Inc. (“Sirius XM”) or any of its subsidiaries or affiliates on such date.
(c) In the event of a Change of Control, this Option shall be governed by the terms of the Plan; provided that any transactions between the Company, Sirius XM and/or any of their respective wholly-owned subsidiaries, on the one hand, and Liberty Media Corporation, any Qualified Distribution Transferee (as defined in the Investment Agreement, dated as of February 17, 2009, between the Company and Liberty Radio LLC, as amended) and/or any of their respective subsidiaries, on the other hand, shall not constitute a Change of Control under the Plan.

2.    Term. (a) Subject to Sections 2(b) and 2(c), this Option shall terminate ten (10) years from the Date of Grant or earlier upon the expiration of (a) ninety (90) days following the termination of the Employee’s service with Sirius XM for any reason other than death, or (b) one (1) year from the date of death of the Employee. Subject to the terms of the Plan, if the Employee's service with Sirius XM is terminated by death, this Option shall be exercisable only by the person or persons to whom the Employee's rights under such Option shall pass by the Employee's will or by the laws of descent and distribution of the state or county of the Employee's domicile at the time of death.
(b) If the Employee’s service has been terminated by Sirius XM for Cause, this Option, including all vested Options, shall terminate on the date of termination of the Employee’s services.

(c) If, within ninety (90) days following the termination of the Employee’s services by the Employee for any reason or by Sirius XM without Cause, the Employee breaches any employment agreement, non-competition agreement, or any other agreement or arrangement that the Employee has with Sirius XM, then the Option, including all vested Options, shall terminate immediately as of the date of the breach.
3.    Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby shall be null and void.
4.    Exercise. Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Employee (or, in the case of exercise after death of the Employee, by the executor, administrator, heir or legatee of the Employee, as the case may be). Such notice shall (a) state the number of Shares to be purchased and the date of exercise, and (b) be accompanied by any payments that may be required by the Plan in order to complete such exercise.
5.     Withholding. Prior to delivery of the Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery the Shares purchased upon exercise of this Option, collect from the Employee the amount of any such taxes in any manner permitted by the Plan.
6.    No Rights of a Stockholder. The Employee shall not have any rights as a stockholder of the Company with respect to any Shares until the Shares purchased upon exercise of this Option have been issued.
7.    Rights of the Employee. None of this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Employee any right to, or guarantee of, continued employment by or service with Sirius XM or any of its subsidiaries or affiliates, or in any way limit the right of Sirius XM to terminate the employment or service of the Employee at any time, subject to the terms of any written employment or similar written agreement between the Employee and Sirius XM or any of its subsidiaries or affiliates.
8.    Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Employee. Accordingly, the Employee acknowledges that the Employee has been advised to consult the Employee’s personal legal and tax advisors in connection with this Agreement and this Option.
9.    Agreement Subject to the Plan. This Option and this Agreement are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan. The Employee acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Employee agrees to review it and comply with its terms. This Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Employee with respect to this Option. In the event of any conflict between this Agreement and the Plan, the Plan shall govern and prevail.
10.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and expressly waive the right to a jury trial, for any actions, suits or proceedings arising out of or relating to this Agreement.
11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius XM Holdings Inc.
1290 Avenue of the Americas
11th Floor
New York, New York 10104
Attention: General Counsel

Employee:	Address on file at the
office of Sirius XM

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

ACCEPTED AND AGREED:

___________________________________
Employee